                                                                  EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT, made and entered into as of the 7th day of July, 1998, by and between Let's Talk Cellular & Wireless, Inc., a Florida corporation (the "Company"), and Daniel M. Cammarata, an individual residing at 4216 Jackson Street, Hollywood, Florida 33021 (the "Employee").

                                WITNESSETH THAT:

                  WHEREAS, the Company desires to employ the Employee in the capacity hereinafter stated, and the Employee desires to enter into the employ of the Company in such capacity for the period and on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

                  1. EMPLOYMENT PERIOD. The Company hereby agrees to continue to employ the Employee as its Chief Financial Officer and the Employee, in such capacity, agrees to provide services to the Company for the period beginning on the date first above written (the "Commencement Date") and ending on the second anniversary of the Commencement Date (the "Employment Period").

                  2. PERFORMANCE OF DUTIES. During the Employment Period, the Employee shall serve as the Chief Financial Officer of the Company. In such capacity, the Employee, shall perform such tasks and carry out such duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Company. The Employee agrees that during the Employment Period, while he is employed by the Company, he shall devote his full time, energies and talents exclusively to serving in the capacity of Chief Financial Officer of the Company in the best interests of the Company, and to perform the duties described above faithfully, efficiently and in a professional manner; provided that, without the Board's consent (which consent shall not be unreasonably withheld), the Employee shall not:

                  (a) serve as or be a consultant to or employee, officer, agent or director of any competing corporation, partnership or other entity other than the Company and its affiliates (other than civic, charitable, or other public service organizations or as a consultant or director for a company in an industry outside the Business for up to fifteen hours in any calendar month); or

                  (b) have more than a three percent (3%) ownership interest in any enterprise other than the Company if such ownership interest could reasonably be foreseen to have a material adverse impact upon the ability of the Employee to perform his duties hereunder.

                  3. COMPENSATION. Subject to the terms and conditions of this Agreement, during the Employment Period, the Employee shall be compensated by the Company for his services as follows:

                  (a) The Employee shall receive, for each 12-consecutive month period beginning on the Commencement Date and each anniversary thereof, a rate of salary which is not less than $150,000 per year (as adjusted annually for the greater of (i) for the increase in the Consumer Price Index, All Urban Wage Earners as published by the U.S. Department of Labor or (ii) five percent (5%)) payable in substantially equal installments in accordance with the regular payroll practices of the Company). Such salary may be upwardly adjusted at the end of the calendar year in the sole discretion of the Company. In addition to payments made to the Employee pursuant to this Section 3(a), the Company, in its sole and absolute discretion, may pay bonuses to the Employee in an amount no greater than 20% of his annual salary.

                  (b) He shall be entitled to receive the following perquisites which shall not be less favorable to the Employee during the Employment Period than the perquisites provided by the Company to the Employee immediately prior to the Employment Period in addition to such other Employee benefit plans or perquisites which may be established by the Company from time to time:

                                    Health Insurance
                                    Health Club-Dues
                                    Life Insurance
                                    Disability Insurance
                                    401(K) Plan
                                    Free Cell Phone and its services

                  (c) He shall be reimbursed by the Company for all reasonable business, promotional, travel and entertainment expenses incurred or paid by him during the employment period in the performance of his services under this Agreement provided that the Employee furnishes to the Company appropriate documentation in a timely fashion required by the Internal Revenue Code in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request.

                  (d) He shall be eligible to participate in any stock option plans established by the Company from time to time and approved by the Board of Directors.

                  4. COMPENSATION DUE UPON TERMINATION. Except as otherwise provided under the Employee benefit plans maintained by the Company in which the Employee participates in accordance with subparagraph 3(b), the Employee's right to compensation for periods after the date his employment with the Company terminates shall be determined in accordance with the following:

                  (a) DISCHARGE WITHOUT CAUSE. In the event the Company terminates the Employee's employment under this Agreement without cause, the Employee shall be entitled to receive $300,000 (less applicable taxes) payable over a twelve (12) month period. In addition, any unvested options to purchase the Company's Common Stock held by the Employee shall automatically vest on the date of such termination without cause. In addition, the Employee shall be entitled to continue to receive the benefits provided pursuant to Section 3(b) hereof for a period of one year from the date of the Employee's termination by the Company without cause.

                  (b) VOLUNTARY RESIGNATION. The Company shall have no obligation to make payments to the Employee in accordance with the provisions of paragraph 3 for periods after the date on which the Employee's employment with the Company terminates due to the Employee's voluntary resignation; provided, however, that the Company shall be obligated to pay the amount and provide the benefits set forth in Section 4(a) of this Agreement if the Employee voluntarily resigns due to Constructive Termination (as hereinafter defined).

For purposes of this Agreement, "Constructive Termination" shall mean any one or more of the following: (i) a material change in the nature or scope of the Employee's authority or duties as specified in Section 2 hereof or title against the will of the Employee (other than discharge for cause, disability or death), and (ii) the relocation of the Employee's office outside Dade County or to a site other than the Company's headquarters against the will of the Employee.

                  (c) DISCHARGE FOR CAUSE. The Company shall have no obligation to make payments to the Employee in accordance with the provisions of paragraph 3 for periods after the Employee's employment with the Company is terminated on account of the Employee's discharge for cause. For purposes of this subparagraph 4(c), in addition to the right to terminate the Employee's employment for fraud, the Employee shall be considered discharged for "cause" if he is discharged by the Company on account of the occurrence of one or more of the following events:

                           (i) the Employee discloses material confidential
                  information in violation of paragraph 6 which could reasonably be foreseen to have a material adverse effect on the Company;

                           (ii) the Employee engages in competition in
                  violation of paragraph 7 which could reasonably be foreseen to have a material adverse effect on the Company;

                           (iii) the Company is directed by regulatory or
                  governmental authorities after exhaustion of all avenues of appeal to terminate the employment of the Employee or the Employee engages in activities that cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on the Company;

                           (iv) the Employee is convicted of a felony which has
                  or reasonably could have a material adverse effect on the Company or the reputation of the Company (other than a felony resulting from a traffic violation or minor tax disputes); or

                           (v) the Employee (A) intentionally disregards his
                  duties under this Agreement after (I) notice has been given to the Employee by the President or the Board of Directors of the Company that it views the Employee to be intentionally disregarding his duties under this Agreement and (II) the Employee has been given a period of 15 days after such notice to cure such misconduct or (B) fails to perform up to reasonable standards set by the Board of Directors.

                  (d) DISABILITY. The Company may terminate the Employee's employment after the Employee has become totally disabled as determined in accordance with the Company's long term disability plan. The Company shall have no obligation to make payments to the Employee in accordance with the provisions of paragraph 3 at any time after the date the Employee begins to receive total disability payments under the Company's disability insurance for its Employees.

                  (e) DEATH. The Company shall have no obligation to make payments to the Employee in accordance with the provisions of paragraph 3 for periods after the date of the Employee's death. Any sums or amounts owed to the Employee on the date of death shall be paid in full on the next regular payroll date to his then spouse, or if not married, to the estate of the Employee.

                  5.  CHANGE IN CONTROL PROVISIONS

                  (a) SALARY AND BONUS: In the event the Employee's employment with the Company is terminated within 12 months following the occurrence of a "Change in Control" of the Company then the Employee shall be entitled to receive from the Company $300,000 (less applicable taxes). In addition, all of his stock options shall automatically vest as of the date three business days prior to the Change in Control.

                  (b) CHANGE IN CONTROL. For purposes of this Agreement, the term "Change in Control" shall mean:

                  (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (any of the foregoing described in this Section 10(b)(1) hereafter a "Person") of 51% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors (the "Voting Securities"); PROVIDED, HOWEVER, that any acquisition by
(x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries shall not constitute a Change of Control; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange
Act); or

                  (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in election of directors, as the case may be, of the corporation resulting from Business Combination; or

                  (iv) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

                  6. CONFIDENTIAL INFORMATION. Except as may be required by legal process or the lawful order of a court or agency of competent jurisdiction, the Employee agrees to keep secret and confidential for a period of two (2) years all non-public information concerning the Company and its affiliates which was acquired by or disclosed to the Employee during the course of his employment by the Company, any of its affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial information and financial statements), costs, and operations, financial data and plans, whether past, current or planned and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however, that the provisions of this paragraph 6 shall not apply to information which is in the public domain or that was disclosed to the Employee by independent third parties who were not bound by an obligation of confidentiality; and provided further, that the Company recognizes that the Employee shall, during the course of his employment with the Company, acquire certain general information regarding the financial condition, and borrowing trends of the Company's customers and agrees that the provisions of this paragraph 6 shall not apply to the use of such general information provided the use thereof does not violate applicable Federal or state laws or the provisions of paragraph 7 hereof. The Employee further agrees that he will not make any statement or disclosure which would be prohibited by applicable Federal or state laws.

                  7. NON-COMPETITION. The Employee agrees that for the Non-competition Period, the Employee agrees not to directly or indirectly serve as or be a consultant to or employee, officer, agent, director or owner of more than three percent (3%) of another corporation, partnership or other entity which engages in the business of selling cellular or wireless communication services or products (the "Business") in the Restricted Area, provided, however, that the Employee may serve as or be a consultant to or employee, officer, agent, or director of another corporation, partnership or other entity in the Restricted Area, if such entity's primary business is not the Business, and Employee serves in such capacity only with respect to matters unrelated to any Business conducted by such entity. The "Restricted Area" shall include any metropolitan area or proposed metropolitan area (as reflected in the written business plans of the Company in effect at such time) in which the Company is doing or will do business within six months of the date of termination of the Employee's employment (the "Termination Date"). The "Noncompetition Period" shall mean the period commencing on the Commencement Date and terminating on (i) the first anniversary of the Termination Date if the Company terminates the Employee's employment for cause or the Employee resigns or otherwise leaves the Company's employment on his own accord (excluding Constructive Termination), or (ii) the first anniversary of the Termination Date if the Employee's employment terminates for any reason other than (i) above. The Employee further agrees that for the Non-competition Period, he will not solicit for employment or endeavor to entice away from employment with the Company or its affiliates any employee of the Company or its affiliates who is an officer or a manager of any department.

                  8. SUCCESSORS. This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

                  9. NONALIENATION. The interests of the Employee under this Agreement are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered, except to the extent that payments are owed to the Employee's spouse or estate under Section 4.

                  10. REMEDIES. The Employee acknowledges that the Company would be irreparably injured by a violation of paragraphs 6 or 7, and agrees that the Company shall be entitled to an injunction restraining the Employee from any actual or threatened breach of paragraph 6 or 7, or to any other appropriate equitable remedy.

                  11. WAIVER OF BREACH. The waiver by either the Company or the Employee of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Employee.

                  12. NOTICE. Any notice to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given when received or, when deposited in the U.S. mail, certified or registered mail, postage prepaid:

                  (a)      to the Employee addressed as follows:

                           Daniel M. Cammarata
                           4216 Jackson Street
                           Hollywood, Florida 33021

                  (b)      to the Company addressed as follows:

                           Let's Talk Cellular & Wireless, Inc.
                           800 Brickell Avenue
                           Suite 400
                           Miami, Florida 33131
                           Attention: Nicolas Molina

                  13. AMENDMENT. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Employee lives, no person, other than the parties thereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

                  14. APPLICABLE LAW AND VENUE. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Florida. Venue for all actions brought pursuant to this Agreement shall be in either the federal or state courts located within Dade County, Florida.

                  15. TERMINATION. All of the provisions of this Agreement shall terminate after the expiration of the Employment Period, except that paragraph 6 shall only terminate upon the expiration of the Confidentiality Period and paragraph 7 shall terminate upon the expiration of the later of Non-competition Period or the Nonsolicitation Period.

                  16. ATTORNEYS' FEES. In the event any action at law or in equity or other proceeding is brought to interpret or enforce this Agreement, or in connection with any provision of this Agreement, the prevailing party shall be entitled to its reasonable attorney's fees and other costs reasonably incurred in such action or proceeding.

                  17. ARBITRATION. Any controversy, claim or dispute arising between the parties hereto, including, but not limited to, those arising out of or related to this Agreement or in any way connected to Employee's employment hereunder shall be determined by binding arbitration applying the laws of Florida as set forth in Section 14 above. Any arbitration pursuant to this Agreement shall be conducted in metropolitan Dade County, Florida under the employment arbitration rules of the American Arbitration Association. The arbitration and any award rendered therein shall be final and binding upon the parties and may be entered in any court of competent jurisdiction. Nothing in this Section will prevent either party from resorting to judicial proceedings of interim injunctive relief under the laws of the State of Florida from a court of competent jurisdiction if it is necessary to prevent a serious and irreparable injury to one of the parties.

                           [SIGNATURES ON NEXT PAGE]

                  IN WITNESS WHEREOF, the Employee and the Company have executed this Employment Agreement as of the day and year first written above.


                                           EMPLOYEE:



                                           ------------------------------------
                                           Daniel M. Cammarata
                                           Chief Financial Officer


                                           Let's Talk Cellular & Wireless, Inc.




                                           ------------------------------------

                                           Name:
                                                -------------------------------

                                           Title
                                                -------------------------------